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                                                                   Exhibit 10.41

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of February 1, 2001 (the "Effective Date") by and between MEDICAL RESEARCH GROUP, INC., a Delaware corporation (the "Company"), and MINIMED INC., a Delaware corporation ("MiniMed").

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS.

                  1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Common Stock" shall mean the Company's common stock, $0.001 par value.

                  "Proprietary Assets" shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of the Company.

                  1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

                Defined Term                                   Section
                ------------                                   -------
"Act"                                                           4.5(b)
"Action"                                                         4.9
"Agreement"                                                    Preamble
"Balance Sheet Date"                                             4.13
"Bylaws"                                                         4.11
"Closings"                                                       3.1
"Company"                                                      Preamble
"Company Contracts"                                              4.11
"Effective Date"                                               Preamble
"Financial Statements"                                           4.13
"First Tranche"                                                  2.2
"Glucose Sensor Agreement"                                       9.4
"Initial Closing"                                                3.1
"Lender Consents"                                                2.2
"MiniMed"                                                      Preamble
"MiniMed Transactions"                                           4.14
"Pump Agreement"                                                 9.13
"Shares"                                                         2.1
"Second Closing"                                                 3.1
"Second Tranche"                                                 2.2

         2. AGREEMENT TO PURCHASE AND SELL STOCK.

                  2.1. Agreement to Purchase and Sell. Subject to the terms and conditions hereof (including Section 2.2, below), on the date of the Initial Closing, the Company will issue and sell to MiniMed, and MiniMed agrees to purchase from the Company, One Million Nine Hundred Twenty Thousand Six Hundred Fourteen (1,920,614) shares of Common Stock (the "Shares") at a price of Fifteen Dollars Sixty Two Cents ($15.62) per share for an aggregate purchase price of Twenty-Nine Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety Dollars ($29,999,990). The purchase price for the Shares shall be paid by wire transfer of funds


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to a designated account of the Company, provided that wire transfer instructions are delivered to MiniMed at least one (1) business day prior to the Closing.

                  2.2. Tranches. If MiniMed is not able to obtain, on or before the Initial Closing, any consents ("Lender Consents") that may be required from its third-party lenders in order to purchase the full amount of the Shares, then MiniMed may elect to split the Shares into two tranches, the first of which shall consist of Eight Hundred Ninety-Six Thousand, Two Hundred Eighty-Seven (896,287) shares of Common Stock for an aggregate purchase price of Fourteen Million Dollars ($14,000,000) (the "First Tranche") and the second of which shall consist of the remaining One Million Twenty-Four Thousand Three Hundred Twenty-Seven (1,024,327) shares of Common Stock for an aggregate purchase price of Fifteen Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety Dollars ($15,999,990) (the "Second Tranche"). In such case, the purchase and sale of the First Tranche shall be consummated on the Initial Closing and the consummation of the purchase and sale of the Second Tranche shall be deferred until such time as MiniMed shall have obtained such Lender Consents (or, in MiniMed's sole discretion, waived such condition), provided, however, that if MiniMed does not obtain such Lender Consents (or waive such condition) by the date set for the Second Closing, MiniMed's obligation to purchase, and the Company's obligation to sell, the Second Tranche shall terminate and be of no further force or effect (without giving rise to any claims for any breach hereunder).

         3. CLOSINGS; DELIVERY.

                  3.1. The Closings. The purchase and sale of the Shares (or, in any event, the First Tranche) hereunder shall be held at the offices of Gibson, Dunn & Crutcher LLP, on March 7, 2001, or at such other time and place as Company and MiniMed may mutually agree upon (the "Initial Closing"). If necessary pursuant to Section 2.2, a further closing (the "Second Closing") will be held on April 6, 2001 or at such other time as the Company and MiniMed may agree. The Initial Closing and the Second Closing may be referred to together herein as the "Closings."

                  3.2. Delivery. At each of the Closings, the Company will deliver to MiniMed a certificate representing the shares to be purchased by MiniMed hereunder at the Initial Closing or Second Closing, as applicable, against payment of the full purchase price therefor by wire transfer.

                  3.3. Reasonable Efforts. The parties will use all commercially reasonable efforts to cause all conditions to the Closings to be satisfied and the Closings to occur.

         4. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to MiniMed that the statements in this Section 4 are all true and correct and will be true and correct as of the Initial Closing:

                  4.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its properties, assets, liabilities, financial condition, results, business, affairs, prospects or operations (a "Material Adverse Effect").

         4.2. Capitalization. Immediately prior to the Initial Closing, the authorized capital stock of the Company will consist of the following:

                  (a) Common Stock. A total of fifty million (50,000,000) authorized shares of Common Stock ($0.001 par value) of which twenty-one million four hundred fifty-three thousand nine hundred eighty (21,453,980) shares are issued and outstanding.

                  (b) Preferred Stock. A total of five million (5,000,000) authorized shares of Preferred Stock ($0.001 par value), none of which are issued and outstanding.

                  (c) Options, Warrants, Reserved Shares. Except for the up to 3,500,000 shares of Common Stock reserved for issuance under the Company's 1999 Stock Incentive Plan (and the stock option plan of the Company's predecessor) under which options to purchase an aggregate of 2,210,500 shares (with a weighted average exercise price of $3.17 per share) are outstanding (and any additional options that may be granted under such plan in the ordinary course of business, consistent with past


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practice, between the date hereof and the Initial Closing), there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company.

                  4.3. Subsidiaries. Except as disclosed to MiniMed in writing, the Company does not presently own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                  4.4. Due Authorization; Consents. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance and delivery of all of the Shares being sold under this Agreement has been taken or will be taken prior to the Initial Closing. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been obtained or will be obtained prior to the Initial Closing.

                  4.5. Valid Issuance of Stock.
                           (a) The Shares, when issued, sold and delivered in
accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable.

                           (b) The outstanding shares of the capital stock of
the Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

                  4.6. Liabilities. Except as shown on the Financial Statements, the Company has no material indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable.

                  4.7. Title to Properties and Assets. The Company has good and marketable title to, or rights to use, its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, except for liens in favor of MiniMed or disclosed in the Financial Statements.

                  4.8. Status of Proprietary Assets.

                           (a) Ownership. To the knowledge of the Company, the
Company has full title and ownership of, or has license to, all Proprietary Assets necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. To the knowledge of the Company, no third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its commercially reasonable efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                           (b) No Infringement. To the Company's knowledge, the
Company has not violated or infringed, and is not currently violating or infringing any Proprietary Asset of any other person or entity. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

                  4.9. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company. To the Company's knowledge, there is no factual or legal basis for any


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such Action that might result, individually or in the aggregate, in any Material
Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

                  4.10. Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing. Based in part on the representations of MiniMed set forth in Section 5 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Act.

                  4.11. Compliance with Other Instruments. The Company is not in, nor shall the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of the Company's Certificate of Incorporation or the Company's bylaws (the "Bylaws") or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, (the "Company Contracts") or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate of Incorporation, Bylaws or the Company Contracts or, to the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

                  4.12. Disclosure. No representation or warranty by the Company in this Agreement or in any statement or certificate signed by any officer of the Company furnished or to be furnished to MiniMed pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  4.13. Financial Statements. The Company has provided MiniMed with true and correct copies of an audited balance sheet of the Company dated December 31, 1999, and an audited income statement and statement of changes in cash flows of the Company for its fiscal year ended December 31, 1999; and an unaudited balance sheet of the Company dated September 29, 2000 (the "Balance Sheet Date"), an unaudited income statement of the Company for the period ended September 29, 2000 (all such financial statements being collectively referred to herein as the "Financial Statements"). Except as otherwise disclosed in writing to MiniMed, such Financial Statements (a) are in accordance with the books and records of the Company, (b) are true, correct and complete and present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and
(c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Company's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and known contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. The Company has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.

                  4.14. Certain Actions. Since the Balance Sheet Date, the Company has not: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock;
(b) incurred any indebtedness for money borrowed individually in excess of five hundred thousand dollars ($500,000) or in excess of one million dollars ($1,000,000) in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses; or (d) sold, exchanged or otherwise disposed of any material assets or rights other than in the ordinary course of its business, other than in "MiniMed Transactions" as defined below. "MiniMed Transactions" shall mean any transactions between the Company and MiniMed, including the return by MiniMed, in January and February 2001, of approximately $1.6 million of products to the Company for examination and rework or replacement (which is expected to be completed in March or April 2001).

                  4.15. Activities Since Balance Sheet Date. Since the Balance Sheet Date (and excluding any MiniMed Transactions), there has not been:

                  (a) any damage, destruction or loss, whether or not covered by insurance, which has had, or may be expected to have, a Material Adverse Effect;


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                  (b)      any waiver by the Company of a valuable right or of a
                           material debt owed to it; or

                  (c) to the Company's knowledge, any other event or condition of any character which has had, or is likely to have, a Material Adverse Effect.

                  4.16 Exempt Offering. Based in part upon MiniMed's representations in Section 5, the offer and sale of the Shares pursuant to this Agreement are exempt from the registration requirements of Section 5 of the Act by virtue of, among other things, Section 4(2) thereof and Rule 506 thereunder, from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of, among other things, Section 25102(f) thereof, and from the registration or qualification requirements of any other applicable state securities laws.

         5. REPRESENTATIONS AND WARRANTIES OF MINIMED. MiniMed represents and warrants to the Company as follows:

                  5.1. Due Authorization; Consents. All corporate action on the part of MiniMed, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of MiniMed under, this Agreement has been taken or will be taken prior to the Initial Closing. This Agreement is a valid and binding obligation of MiniMed enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party (with the possible exception of the Lender Consents), required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been obtained or will be obtained prior to the Initial Closing.

                  5.2. Investigation; Economic Risk. MiniMed acknowledges that it has a pre-existing business relationship with the Company, and has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. MiniMed further acknowledges having had access to information about the Company that it has requested. MiniMed acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

                  5.3. Purchase for Own Account. The Shares will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof in violation of the Act.

                  5.4. Exempt from Registration; Restricted Securities. MiniMed understands that the Shares will not be registered under the Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Company on such exemption is predicated in part on MiniMed's representations set forth in this Agreement. MiniMed understands that the Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act; that the Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                  5.5. Restrictive Legends. It is understood that each certificate representing (a) the Shares, and (b) any other securities issued in respect of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


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                  5.6 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

         6. COVENANTS OF THE COMPANY. The Company covenants to MiniMed as follows:

                  6.1 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital and other general corporate purposes.

                  6.2 Inspection Rights. MiniMed shall have the right to review all books and records, reports, accounts and other financial documents of the Company as it may reasonably request and to copy the same and to make excerpts therefrom, all at such reasonable times and as MiniMed may reasonably request, upon prior written notice to the Company, so long as such review and copying does not unreasonably interfere with the business of the Company and MiniMed agrees to keep confidential, and not disclose, except as may be required by law or court order, all information obtained during such review of a confidential or proprietary nature (and not otherwise known to MiniMed through other sources or publicly known).

                  6.3. Information Rights. The Company shall deliver to MiniMed
(a) annual financial statements as soon as available (and, in any event, within 150 days after the end of each fiscal year), which financial statements may be unaudited unless the Company otherwise has caused its financial statements to be audited, and (b) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter.

         7. CONDITIONS TO MINIMED'S OBLIGATIONS AT THE CLOSINGS. The obligation of MiniMed to purchase the Shares at the Closings is subject to the fulfillment (or waiver by MiniMed) on or prior to the Closings, of the following conditions:

                  7.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the date of the Initial Closing with the same force and effect as if they had been made on and as of such date, subject to any changes contemplated by this Agreement.

                  7.2. Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  7.3. Compliance Certificate. At the Initial Closing, the Company shall deliver to MiniMed a certificate, dated the date of the Initial Closing, signed by the Company's President certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

                  7.4. Securities Laws. The offer and sale of the Shares to MiniMed pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

                  7.5. Opinion of Company's Counsel. MiniMed shall have received from counsel to the Company an opinion addressed to MiniMed, dated the date of the Initial Closing, in form and substance reasonably acceptable to MiniMed.

                  7.6 Lender Consents. With respect to the Second Closing only, MiniMed shall have received the Lender Consents.

         8. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment (or waiver by the Company) on or prior to the Closings of the following conditions:

                  8.1. Representations and Warranties Correct. The representations and warranties made by MiniMed in Section 5 hereof shall be true and correct when made, and shall be true and correct as of the date of the Initial Closing with the same force and effect as if they had been made on and as of such date, subject to any changes contemplated by this Agreement.


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                  8.2. Payment of Purchase Price. MiniMed shall have delivered to the Company the purchase price for the shares being purchased in accordance with the provisions of Section 3.

                  8.3. Securities Exemptions. The offer and sale of the Shares to MiniMed pursuant to this Agreement shall be exempt from the registration requirements of the Act, and the registration and/or qualification requirements of all applicable state securities laws.

         9. MISCELLANEOUS.

                  9.1. Governing Law. This Agreement shall be governed in all respects by the laws of the state of California without regard to provisions regarding choice of laws.

                  9.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

                  9.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by MiniMed without the written consent of the Company except to a parent corporation, a subsidiary or affiliate or in connection with a consolidation or merger or sale of all or substantially all of the assets of MiniMed. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of MiniMed.

                  9.4. Entire Agreement. This Agreement, the Pump Agreement (as defined below), the Mutual Nondisclosure Agreement between the parties with an effective date of January 2, 1996, the Glucose Sensor Option Agreement dated as of September 1, 1998, as amended by the Amendment thereto dated as of the same date as this Agreement (the "Glucose Sensor Agreement"), the Agreement Re Implantable Pump Business dated as of September 1, 1998, and the other agreements and instruments entered into pursuant to said Agreement Re Implantable Pump Business together constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter hereof or thereof.

                  9.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.



       To MiniMed:                          To the Company:

       MiniMed Inc.                         Medical Research Group, Inc.
       18000 Devonshire Street              12744 San Fernando Road
       Northridge, CA  91325                Sylmar, CA  91342
       Attn:  General Counsel               Attn:  President
       Fax Number:  (818) 576-6228          Fax Number:  (818) 367-5149

       With copies to:                      With copies to:

       Gibson, Dunn & Crutcher LLP          Resch Polster Alpert & Berger LLP
       333 S. Grand Avenue                  10390 Santa Monica Blvd., 4th Floor
       Los Angeles, CA  90071               Los Angeles, CA  90025-5058
       Attn:  Roy J. Schmidt                Attn:  Aaron A. Grunfeld
       Fax Number:  (213) 229-7520          Fax Number:  (310) 552-3209


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Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving the other party written notice of the new address in the manner set forth above.

                  9.6. Other Agreements. Any default under Sections 2.1 or 2.2 of this Agreement shall constitute a default under the Pump Agreement (as defined below) and the Glucose Sensor Option Agreement.

                  9.7. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and MiniMed.

                  9.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to MiniMed, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or MiniMed nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or MiniMed of any breach of default under this Agreement or any waiver on the part of the Company or MiniMed of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or MiniMed shall be cumulative and not alternative.

                  9.9. Finder's Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except that U.S. Bancorp Piper Jaffrey has provided financial advisory services to MiniMed and its Board of Directors), and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

                  9.10. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  9.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  9.12. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

                  9.13. Disputes and Arbitration. The dispute resolution provisions in Section 29 of that certain Amended and Restated Implantable Pump License and Distribution Agreement entered into by the Company and MiniMed, dated of even date herewith (the "Pump Agreement"), are hereby expressly incorporated herein by this reference.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.


MINIMED INC.                             MEDICAL RESEARCH GROUP, INC.



/s/ ERIC KENTOR                          /s/ RONALD LEBEL
-------------------------------------    ---------------------------------------
    Eric Kentor                              Ronald lebel
    Senior Vice President                    President


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